UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2022 (the “Effective Date”), Waste Connections, Inc., a corporation organized under the laws of Ontario, Canada (the “Company”), entered into a new financing agreement and an amendment to an existing financing agreement, each as described herein. All references herein to “dollars” or “$” are to U.S. dollars and references to C$ are to Canadian dollars.

Term Loan Agreement

On the Effective Date, the Company, as borrower, Bank of America, N.A., as administrative agent, and the other lenders from time to time party thereto (the “New TL Lenders”) entered into that certain Term Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), pursuant to which the New TL Lenders made loans to the Company in an aggregate stated principal amount of $800 million. The Term Loan Agreement permits the proceeds of borrowings thereunder to be used for (i) refinancing outstanding indebtedness, (ii) financing permitted acquisitions and financing dividends or other permitted equity distributions, (iii) capital expenditures, working capital, payment of certain transaction fees, costs and expenses and (iv) any other lawful corporate purposes. The Company intends to use substantially all of the proceeds of borrowings under the Term Loan Agreement to repay revolving borrowings outstanding under its Credit Agreement (as defined below) following the implementation of the Term Loan Agreement.

Pursuant to the terms and conditions of the Term Loan Agreement, the New TL Lenders committed to provide the term loan as set forth above, which term loan was fully drawn as of the Effective Date. Amounts borrowed under the Term Loan Agreement and repaid or prepaid may not be reborrowed. The Term Loan Agreement has a scheduled maturity date of July 30, 2026.

Interest accrues on the term loan by reference to the secured overnight financing rate (“SOFR”) for specified interest periods (“Term SOFR”) (including for all Term SOFR loans, a credit spread adjustment of 0.10% (10.0 basis points) for all applicable interest periods) or a base rate, at the Company’s option, plus an applicable margin. The applicable margin used in connection with calculating interest rates and fees is based on the debt rating of the Company’s public non-credit-enhanced, senior unsecured long-term debt. The applicable margin for Term SOFR loans ranges from 0.750% to 1.250% per annum, and the applicable margin for base rate loans ranges from 0.00% to 0.250% per annum.

The Term Loan Agreement contains customary benchmark replacement mechanics in connection with certain benchmark transition events, as well as customary mechanics with respect to the unavailability of a tenor of a then-current benchmark rate. The borrowings under the Term Loan Agreement are unsecured and there are no subsidiary guarantors under the Term Loan Agreement.

The Term Loan Agreement contains customary representations, warranties, covenants and events of default, including, among others, a change of control event of default and limitations on the incurrence of indebtedness and liens, new lines of business, mergers, transactions with affiliates and burdensome agreements. During the continuance of an event of default, the New TL Lenders may take a number of actions, including, among others, declaring the entire amount then outstanding under the Term Loan Agreement and related loan documents to be due and payable.

The Term Loan Agreement includes a financial covenant limiting, as of the last day of each fiscal quarter, the ratio of (i) Consolidated Total Funded Debt (as defined in the Term Loan Agreement) outstanding as of such date to (b) Consolidated EBITDA (as defined in the Term Loan Agreement), measured for the preceding 12 months, to not more than 3.75 to 1.00 (or 4.25 to 1.00 during material acquisition periods, subject to certain limitations).

The above references to and description of the Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Term Loan Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Amendment No. 1 to Second Amended and Restated Revolving Credit and Term Loan Agreement

As previously disclosed, the Company is party to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A., acting through its Canada Branch, as the global agent, the swing line lender and an l/c issuer, Bank of America, N.A., as the U.S. agent and an l/c issuer, and the lenders and any other financial institutions from time to time party thereto.

On the Effective Date, the Company entered into an amendment to the Credit Agreement (the “First Amendment”), which among other things, (i) amended certain definitions and other provisions to replace the LIBOR-based benchmark rates for certain U.S. dollar-denominated loans and other extensions of credit under the Credit Agreement with Term SOFR and (ii) made certain changes conforming to the Term Loan Agreement. The rates of interest payable by the Company per annum on its outstanding revolving loans immediately prior to the Effective Date did not materially change immediately after the Effective Date as a result of the replacement of LIBOR-based benchmark rates with Term SOFR.  In addition, because the replacement of LIBOR-based benchmark rates with Term SOFR was implemented through the First Amendment and not as a result of the hardwired benchmark replacement setting provisions of the Credit Agreement, the credit spread adjustment applicable to Term SOFR loans is a flat 0.10% per annum across all applicable interest periods instead of a varying credit spread adjustment across the same interest periods ranging from 0.11448% to 0.42826%.

The above references to and description of the First Amendment do not purport to be complete and are qualified in their entirety by reference to the First Amendment, which is attached hereto as Exhibit 4.2 and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Term Loan Agreement, dated as of October 31, 2022.

4.2	Amendment No. 1 to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 31, 2022.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections, Inc.

By:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer

Date: November 1, 2022